SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2005 (September 6, 2005)

Knight Capital Group, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	( I.R.S. Employer Identification No.)

545 Washington Boulevard, Jersey City NJ	07310
(Address of principal executive offices)	(Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Separation Agreement with Derek N. Stein

Effective as of September 6, 2005, the Registrant, through its subsidiary Knight Equity Markets, L.P. (“KEM”), came to terms with Derek N. Stein, a former Executive Vice President and Named Executive Officer of the Registrant, regarding the terms of Mr. Stein’s separation.

Under the terms of the separation agreement (“Separation Agreement”) between Mr. Stein and KEM, Mr. Stein received severance in the amount of $1,310,705 less withholdings and other deductions required by law. As part of the Separation Agreement, Mr. Stein gave a standard full and general release to the Registrant, KEM and all of KEM’s parents, subsidiaries and affiliates (collectively, the “Company”), covering all claims and potential claims arising from, or relating to, his employment and/or his separation. In addition, as part of the Separation Agreement, Mr. Stein agreed not to solicit any of the Company’s employees for a period of one year from his last day of employment with the Company.

A copy of the Separation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Separation Agreement is qualified in its entirety by the full text of Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

a.	Financial Statements

Not required

b.	Pro forma Financial Information

Not required

c.	Exhibits

10.1	Separation Agreement, effective as of September 6, 2005, between Knight Equity Markets, L.P. and Derek N. Stein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT CAPITAL GROUP, INC.

Dated: September 9, 2005	By:	/s/ Andrew M. Greenstein
	Name:	Andrew M. Greenstein
	Title:	Managing Director, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, effective as of September 6, 2005, between Knight Equity Markets, L.P. and Derek N. Stein